Exhibit 99.1

URBAN OUTFITTERS, INC.

Second Quarter Results

Philadelphia, PA – August 10, 2006

For Immediate Release	Contact:	John E. Kyees
Chief Financial Officer
(215) 564-2313

Urban Outfitters Reports Q2 Earnings

Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle consumer products company operating under the Anthropologie, Free People and Urban Outfitters brands, today announced earnings of $25.7 million and $46.0 million for the three and six months ended July 31, 2006, respectively. Earnings per diluted share were $0.15 for the quarter and $0.27 for the six months.

As stated in the Company’s previous sales release on August 8, 2006, net sales for the quarter increased by 13%, to $285.6 million. Factors driving this increase over the prior year period were:

•	A 29% increase in the number of stores in operation resulting in new and non-comparable store sales increases of $36.2 million;

•	A 64% jump in Free People wholesale sales; and

•	An 11% gain in direct-to-consumer sales;

These factors offset a 7% decrease in total Company comparable store sales during the second quarter. By brand, ‘comp’ store sales decreased by 2% at Anthropologie, 11% at Urban Outfitters and increased by 8% at Free People. In the prior year’s second quarter, ‘comps’ at these brands increased by 6%, 13% and 36%, respectively, and total Company ‘comps’ rose by 10%.

“We accomplished our goal of ending the quarter with ‘comp’ store inventories in-line with comparable store sales,” stated Richard A. Hayne, Chairman and President. “We have good information about our customers’ current fashion preferences. Our goal for the second half is to use that information to bring the ‘comps’ back into positive territory,” added Mr. Hayne.

Net sales for the periods were as follows:

	Three months ended July 31,		Six months ended July 31,
	2006	2005	2006	2005
	(in thousands)		(in thousands)
Urban Outfitters store sales	$125,609	$122,309	$242,722	$226,418
Anthropologie store sales	107,740	90,603	207,668	177,910
Direct-to-consumer sales	31,518	28,273	65,004	56,995
Free People sales	20,692	12,207	40,172	23,394

Total net sales	$285,559	$253,392	$555,566	$484,717

For the three and six months ended July 31, 2006, gross profit margins decreased by 468 basis points and 550 basis points, respectively, versus the prior year’s comparable periods. These reductions were primarily due to a higher rate of fixed store occupancy expense caused by ‘comp’ store sales decreases and additional markdowns to clear seasonal inventories.

As of July 31, 2006, total Company inventories grew by $15.9 million or 12% on a year-over-year basis. The acquisition of inventory to stock new retail stores was the primary factor for this increase. Total comparable store inventories fell by 5.9%.

For the three and six months, selling, general and administrative expenses (“SG&A”), expressed as a percentage of net sales, increased by 128 and 131 basis points, respectively, versus the same periods last year. The rate increase was primarily caused by the effect of ‘comp’ store sales declines on fixed store related expenses. The combination of variable store labor expenses, and other SG&A categories, were flat to last year as a rate of sales.

The Company plans to open a total of 35-38 new stores in the current fiscal year, including 3-5 new Free People stores. During the first six months of fiscal year 2006, the Company has opened 13 new stores.

Urban Outfitters, Inc. is an innovative specialty retailer and wholesaler which offers a variety of lifestyle merchandise to highly defined customer niches through 98 Urban Outfitters stores in the United States, Canada, and Europe, an Urban Outfitters web site and catalog; 83 Anthropologie stores in the United States; an Anthropologie web site and catalog, and Free People, the Company’s wholesale segment, which sells its product to approximately 1,500 specialty stores, department stores and catalogs, as well as through 7 Free People stores, a web site and catalog, as of July 31, 2006.

A conference call will be held today to discuss second quarter results and will be web cast at 11:00 a.m. EDT on:

http://ir.urbanoutfittersinc.com/ireye/ir_site.zhtml?ticker=URBN&script=1010&item_id=1352639

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may constitute forward-looking statements. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and the resultant impact on consumer spending patterns, including any effects of terrorist acts or war, availability of suitable retail space for expansion, timing of store openings, seasonal fluctuations in gross sales, the departure of one or more key senior managers, import risks, including potential disruptions and changes in duties, tariffs and quotas and other risks identified in filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2006	2005	2006	2005
Net sales	$285,559	$253,392	$555,566	$484,717
Cost of sales, including certain buying, distribution and occupancy costs	180,807	148,556	354,046	282,264

Gross profit	104,752	104,836	201,520	202,453
Selling, general and administrative expenses	66,043	55,371	131,260	108,210

Income from operations	38,709	49,465	70,260	94,243
Other income, net	1,750	1,326	3,162	2,090

Income before income taxes	40,459	50,791	73,422	96,333
Income tax expense	14,797	20,190	27,461	38,292

Net income	$25,662	$30,601	$45,961	$58,041

Net income per common share:
Basic	$0.16	$0.19	$0.28	$0.36

Diluted	$0.15	$0.18	$0.27	$0.34

Weighted average common shares and common share equivalents outstanding:
Basic	164,994,329	163,613,606	164,787,024	163,294,410

Diluted	168,595,378	169,833,000	168,859,567	169,454,828

AS A PERCENT OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, including certain buying, distribution and occupancy costs	63.3%	58.6%	63.7%	58.2%

Gross profit	36.7%	41.4%	36.3%	41.8%
Selling, general and administrative expenses	23.1%	21.9%	23.6%	22.3%

Income from operations	13.6%	19.5%	12.7%	19.5%
Other income (expense), net	0.6%	0.5%	0.5%	0.4%

Income before income taxes	14.2%	20.0%	13.2%	19.9%
Income tax expense	5.2%	8.0%	4.9%	7.9%

Net income	9.0%	12.0%	8.3%	12.0%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	July 31, 2006	January 31, 2006	July 31, 2005
Assets
Current assets:
Cash and cash equivalents	$59,722	$49,912	$21,776
Marketable securities	92,809	141,883	143,262
Accounts receivable, net of allowance for doubtful accounts of $1,014, $445 and $689, respectively	22,299	14,324	19,195
Inventories	148,528	140,377	132,596
Prepaid expenses, deferred taxes and other current assets	37,419	38,687	29,097

Total current assets	360,777	385,183	345,926

Property and equipment, net	394,706	299,291	216,683
Marketable securities	60,195	64,748	62,113
Deferred income taxes and other assets	23,375	19,983	13,111

	$839,053	$769,205	$637,833

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$52,396	$41,291	$47,945
Accrued expenses, accrued compensation and other current liabilities	92,015	92,217	53,778

Total current liabilities	144,411	133,508	101,723

Deferred rent and other liabilities	79,800	74,817	58,805

Total liabilities	224,211	208,325	160,528

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 165,536,017, 164,831,477 and 164,304,042 issued and outstanding, respectively	17	16	16
Additional paid-in capital	140,816	134,146	123,444
Retained earnings	472,151	426,190	353,435
Accumulated other comprehensive income	1,858	528	410

Total shareholders’ equity	614,842	560,880	477,305

	$839,053	$769,205	$637,833

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended July 31,
	2006	2005
Cash flows from operating activities:
Net income	$45,961	$58,041
Adjustments to reconcile net income to net cash provided by operating activities: activities:
Depreciation and amortization	25,034	18,571
Excess tax benefits from stock-based compensation	(4,776)	—
Stock-based compensation expense	1,574	572
Loss on disposition of property and equipment, net	297	—
Changes in assets and liabilities:
Increase in receivables	(7,941)	(10,870)
Increase in inventories	(7,897)	(33,795)
(Decrease) increase in prepaid expenses and other assets	404	(4,995)
Increase in payables, accrued expenses and other liabilities	4,856	9,321

Net cash provided by operating activities	57,512	36,845

Cash flows from investing activities:
Capital expenditures	(105,701)	(38,081)
Purchases of marketable securities	(75,643)	(291,964)
Sales and maturities of marketable securities	128,269	274,709

Net cash used in investing activities	(53,075)	(55,336)

Cash flows from financing activities:
Exercise of stock options	3,249	11,134
Excess tax benefits from stock-based compensation	4,776	—
Share repurchases	(2,928)	—

Net cash provided by financing activities	5,097	11,134

Effect of exchange rate changes on cash and cash equivalents	276	(598)

Increase (decrease) in cash and cash equivalents	9,810	(7,955)

Cash and cash equivalents at beginning of period	49,912	29,731

Cash and cash equivalents at end of period	$59,772	$21,776